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                  NEXUS ENERGY SOFTWARE, INC.
                      Statement of Income
                  Period Ended March 31, 1999
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)


                                                       Quarter
                                                       -------
 Operating revenue                                                     $1.3
 Cost of sales                                                          0.3
                                                                       ----
 Gross margin                                                           1.0
                                                                       ----

 Salaries and benefits                                                  0.6
 Selling and marketing                                                  0.1
 Professional fees                                                      0.1
 Miscellaneous general and administrative                               0.1
                                                                       ----
    Total operating expenses                                            0.9
                                                                       ----
 Operating income                                                       0.1
                                                                       ----

 Other income (expense)                                                                              (0.1)
                                                                       ----
 Net income (loss)                                                     $  -
                                                                       ====


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